State of Delaware

                    Office of the Secretary of State
                    --------------------------------

      I, EDWARD J. FREE L., SECRETARY OF STATE OF THE STATE OF

   DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT

   COPY OF THE CERTIFICATE OF INCORPORATION OF "PORT DEVELOPMENT

   CORP.", FILED IN THIS OFFICE ON THE FIRST DAY OF APRIL, A.D.,

   1998, AT, 9 O'CLOCK A.M.






                                 /s/Edward J. Freel
                 [SEAL]          Edward J. Freel, Secretary of State

                                 AUTHENTICATION:

                                 DATE:
2879329 8100                                  9053492

981164143                                     04-29-98


        Ex 3(i)(a) - Pg. 1


                   CERTIFICATE OF INCORPORATION

                                OF

                      PORT DEVELOPMENT CORP.
                   ----------------------------


     FIRST. The name of this corporation shall be:

                      PORT DEVELOPMENT CORP.

     SECOND. Its registered office in the State of Delaware is to be located at 1013 Centre Road, in the City of Wilmington, County of New Castle, 19805, and its registered agent at such address is CORPORATE AGENTS, INC.

     THIRD. The purpose or purposes of the corporation shall be:

          To engage in any lawful act or activity for which corporations may be organized under the General
          Corporation Law of Delaware.

     FOURTH. The total number of shares of stock which this corporation is authorized to issue is:

          Two Hundred (200) shares without par value.

     FIFTH. The name and mailing address of the incorporator is as follows:

                          Kerry Spittel
                          Corporate Agents, Inc.
                          1013 Centre Road
                          Wilmington, DE 19805


     SIXTH. The Board of Directors shall have the power to adopt, amend or repeal the by-laws.


     IN WITNESS WHEREOF, The undersigned, being the incorporator hereinbefore named, has executed, signed and acknowledged this certificate of incorporation this first day of April, A.D. 1998.

                                       /s/Kerry Spittel
                                       Kerry Spittel
                                       Incorporator



        Ex 3(i)(a) - Pg. 2


                          State of Delaware

                  Office of the Secretary of State
                  --------------------------------


         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF

     DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT

     COPY OF THE CERTIFICATE OF AMENDMENT OF "PORT DEVELOPMENT

     CORP.", CHANGING ITS NAME FROM "PORT DEVELOPMENT CORP." TO "3

     INTERNATIONAL CORP.", FILED IN THIS OFFICE ON THE TWENTY-FIFTH

     DAY OF NOVEM3ER, A.D. 1998, AT 12 O'CLOCK P.M.

        A FILED COPY OF THIS CERTIFICATE HAS SEEN FORWARDED TO THE

     NEW CASTLE COUNTY RECORDER OF DEEDS.






                                 /s/Edward J. Freel
                 [SEAL]          Edward J. Freel, Secretary of State

                                 AUTHENTICATION:   9427002

2879329 8100                     DATE:  11-25-98

981454786


        Ex 3(i)(a) - Pg. 3



   STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 09/22/1998
   981367909 - 2879329


                     CERTIFICATE OF AMENDMENT

                               OF

                   CERTIFICATE OP INCORPORATION

                                OF

                      PORT DEVELOPMENT CORP.
                   ----------------------------



              PORT DEVELOPMENT CORP., a corporation
    organized and existing under and by virtue of the General
    Corporation Law_of the State of Delaware, DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of said corporation at a meeting duly convened and held, adopted the following resolution:

         RESOLVED that the Board of Directors hereby declares it advisable and in th. best interest of the Company that Article Fourth of the Certificate of Incorporation be amended to read as follows:

         FOURTH; The total number of shares of stock which this corporation is authorized to issue is:

         TWENTY MILLION (20 000,000) shares with a par value of One Mil ($.0O1) per share, amounting to Twenty Thousand Dollars
    ($20,000).

         SECOND; That the said amendment has been consented to and authorized by the holders of a majority of the issued and outstanding stock entitled to vote by written consent given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by Morris Diamond this 11th day of September A.D. 199 .



                                         /s/Morris Diamond
                                         Authorized Officer


        Ex 3(i)(a) - Pg. 4